EXHIBIT 10.2
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                              AMENDED AND RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

        This Amended and Restated Investment Management Agreement ("Agreement") between TCMG-MA, LLC (the "Investor") and TRIAN FUND MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Manager"), is entered into as of the 30th day of April, 2007.

        WHEREAS, the Investment Manager serves as (i) the management company for Trian Partners, L.P. (the "US Fund"), Trian Partners, Ltd. (the "Offshore Fund"), Trian Partners Master Fund, L.P. (the "Offshore Master Fund") and Trian Partners Master Fund (Non-ERISA), L.P. (the "Non-ERISA Fund", and collectively, the "Funds"); and (ii) the investment manager of Trian Partners Parallel Fund I, L.P. ("Account I"), Trian Partners Parallel Fund II, L.P. ("Account II") and such other investment vehicles and managed accounts formed to invest substantially in parallel with the Funds, subject to tax and regulatory considerations (collectively, "Parallel Vehicles" and, together with the Funds, the "Other Accounts");

        WHEREAS, Mr. Nelson Peltz, Mr. Peter May and Mr. Edward Garden (the "Principals") serve as officers and portfolio managers of the Investment Manager;

        WHEREAS, the Investor and the Investment Manager entered into the Investment Management Agreement dated as of November 14, 2005 (the "Original Agreement"), pursuant to which the Investor retained the Investment Manager to act as discretionary investment manager with respect to the Account (as defined below); and

        WHEREAS, in connection with the corporate restructuring of Triarc Companies, Inc., the indirect parent company of the Investor, the Investor and the Investment Manager desire to amend and restate the Original Agreement as hereinafter set forth.

        In consideration of the mutual covenants contained herein, the parties hereto hereby amend and restate the Original Agreement as follows:

        1. The Investor hereby appoints the Investment Manager as its discretionary investment manager with respect to the Account, and the Investment Manager hereby accepts such appointment, pursuant to the provisions of this Agreement. The "Account" shall mean a separate investment account of, and in the name of, the Investor comprised of all of the cash and assets held by the Custodians (as defined below) plus any investments, reinvestments and proceeds of the sale thereof, including without limitation, all dividends and interest on investments, and all appreciation thereof, net of withdrawals therefrom.

        2. On December 1, 2005 (the "Contribution Date"), the Investor contributed $75 million to the Account.

        3. (a) The Investor acknowledges and agrees that the Account will be invested substantially in parallel with the Other Accounts (subject to legal, tax or regulatory constraints) and that in investing the assets of the Account the Investment Manager will follow an investment strategy ("Investment Strategy") substantially similar to the investment strategy of the U.S. Fund (as previously provided to the Investor).

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                (b)     In   furtherance   of  the   foregoing,   the  Investor
acknowledges that the Investment Manager may invest the assets of the Account, on margin or otherwise, in securities and other financial instruments of United States and non-United States entities, including, without limitation: capital stock; preferred stock; shares of beneficial interest; partnership interests and similar financial instruments; bonds, bank debt and other fixed income
investments,  notes  and  debentures  (whether  subordinated,   convertible  or
otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products (including, without limitation: (i) futures contracts (and options thereon) relating to stock indicies, currencies, United States government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, repurchase agreements, reverse repurchase agreements, caps collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv)
agreements  relating  to  or  securing  such  transactions);   equipment  lease
certificates;   equipment  trust  certificates;   loans;   accounts  and  notes
receivable and payable held by trade or other creditors; bankruptcy and trade claims; contract and other claims; executory contracts; participations; mutual funds; money market funds and other cash equivalents; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers' acceptances; trust receipts; investments in other physical assets; private equity and debt transactions and other obligations and instruments or evidences of indebtedness of whatever kind or nature, in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable (all such items being called herein a "Security" or "Securities"), and to sell Securities short and cover such sales. The Investor further acknowledges and agrees that the Investment Manager shall not invest more than 40% of the net asset value of the Account in non-U.S. Securities.

                (c)     The Investor  acknowledges  that the Account,  the U.S.
Fund, the Offshore Master Fund, the Non-ERISA Fund and Parallel Vehicles (collectively, the "ROFR Investors") shall have a right of first refusal ("ROFR") with respect to their respective PRO RATA shares (as determined by the Investment Manager) of all investment opportunities presented to the Account or to the Principals that meet the investment objective of the Account; provided, that such right shall not extend to: (i) investments in excess of 50% of the outstanding voting securities of businesses relating to the quick service restaurant industry (as long as (x) Triarc Companies, Inc. ("Triarc") continues to control the outstanding equity interests of businesses in such industry, (y) one or more of the Principals serves as a director of Triarc, and (z) the Principals directly or indirectly own in the aggregate in excess of 10% of Triarc's common equity); (ii) investments presented to members of the Investment Manager's investment team in their individual capacities as directors of corporations or under other similar circumstances where pre-existing fiduciary duties apply; or (iii) investments below $15 million, all of which investments described in clauses (i)-(iii) may, at the option of the Principals, be offered to the Account (provided that the ROFR shall apply to any such investment referred to in clauses (i) and (ii) above that is rejected by such corporation or other fiduciary entity).

        4. The Investor acknowledges and agrees that assets of the Account shall be valued for purposes of determining the Performance Fee (as defined below) as follows:

                (a) Securities that are listed on a securities exchange shall be valued at their last sales prices on the date of determination on the

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primary securities  exchange on which such Securities shall have traded on such date (or, in the event that the date of determination is not a date upon which a securities exchange was open for trading, on the last prior date on which such securities exchange was so open not more than 10 days prior to the date of determination). Securities that are not listed on an exchange but are traded over-the-counter shall be valued at the mean between the last "bid" and "asked" price for such security on such date, unless included in the NASDAQ National Market System, in which case they shall be valued based upon their last sales prices (if such prices are available); PROVIDED THAT, if the last sales price of a Security does not fall between the last "bid" and "asked" price for such Security on such date, then the Investment Manager shall value such Security at the mean between the last "bid" and "asked" price for such Security on such date. Securities not denominated in U.S. dollars shall be translated into U.S. dollars at prevailing exchange rates as the Investment Manager may determine in good faith. Assets held in a Segregated Sub-Account (as defined below) will be valued: (i) in the case of investments in Securities that are listed on a securities exchange or traded over-the-counter, in the manner describe above as of the last day of the immediately preceding quarter; and (ii) in the case of all other investments, at cost (any such valuation pursuant to clauses (i) and (ii) above, a "Value"). Securities that are difficult to value, including illiquid Securities of the type referred to in clause (i) above, will be valued as the Investment Manager may determine in good faith.

                (b) All other assets of the Account (except goodwill, which shall not be taken into account) shall be assigned such value as the Investment Manager may determine in good faith.

                (c) If the Investment Manager determines in its sole discretion that the valuation of any Securities pursuant to Section 4(a) (other than Securities valued pursuant to clause (ii) thereof) does not fairly represent market value, the Investment Manager may value such Securities as it determines in good faith and shall set forth the basis of such valuation in writing in the Account's records.

                (d) All values assigned to Securities and other assets by the Investment Manager pursuant to this Section 4 shall be final and conclusive as to the Investor.

        5. The Investor acknowledges and agrees that liabilities of the Account shall be determined using generally accepted accounting principles, as a guideline, applied on a consistent basis; PROVIDED, HOWEVER, that the Investment Manager in its discretion may provide reserves for estimated accrued expenses, liabilities or contingencies, including general reserves for unspecified contingencies (even if such reserves are not in accordance with generally accepted accounting principles).

        6. All matters concerning the valuation of Securities and other assets, liabilities, profits and losses of the Account, and accounting procedures, not expressly provided for by the terms of this Agreement, shall be determined by the Investment Manager whose determination shall be final and conclusive as to the Investor.

        7. (a) During the period commencing on the Contribution Date and ending on December 31, 2007 (the "Waiver Period"), no management fee shall be due to the Investment Manager in respect of the services provided hereunder by the Investment Manager. Thereafter, the Investor will pay a quarterly

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management fee on the first day of each quarter (the  "Management  Fee") to the
Investment Manager of 0.5% of the Investor's beginning Account balance (including, for this purpose, any Segregated Sub-Account (as defined below)) for the quarter (2.0% per annum). The Investment Manager may change or increase the Management Fees in respect of any contributions made to the Account after the Contribution Date. The portion of the Management Fee determined in respect of any Segregated Sub-Account will be debited against the Account. If, after giving effect to a withdrawal, the Investor would be completely withdrawn from the Account except for one or more Segregated Sub-Account(s), the Management Fee determined in respect of the Segregated Sub-Account(s) will be paid from the management fee reserve (as described below under Section 21(i)). A PRO RATA portion of the quarterly Management Fee will be paid out of any contributions made by the Investor to the Account on any date that does not fall on the first day of a fiscal quarter. Such fee will be paid upon contribution of the funds to the Account. In the case of a withdrawal by the Investor other than as of the last day of a quarter, a PRO RATA portion of the Management Fee (based on the actual number of days remaining in such partial quarter) will be repaid by the Investment Manager to the Investor. For purposes of determining the Management Fee, investments held in Segregated Sub-Accounts will be valued pursuant to the terms set forth above in Section 4.

                (b) 100% of all broken deal and 50% of all transaction and advisory fees received by or otherwise payable to the Investment Manager or its Affiliates in connection with the Account's share of an actual or prospective investment will, prior to January 1, 2008, be paid to the Account and, beginning January 1, 2008, be applied to reduce the Management Fees (as reasonably determined by the Investment Manager based on the proportion of the actual or prospective investment therein made or to be made by the Account versus that made by Other Accounts).

        8. (a) During the Waiver Period, no performance fee shall be charged to the Investor in respect of the Account. Thereafter, an annual performance fee (the "Performance Fee") equal to 20% of the net unrealized and realized appreciation of the Account (excluding Segregated Investments (as defined below)) during each calendar year (starting immediately after the expiration of the Waiver Period) shall be paid to the Investment Manager after adjustment for any additional capital contributions and/or withdrawals from the Account by the Investor and after reduction for the Management Fees paid by the Investor for such calendar year pursuant to Section 7(a); PROVIDED, that no Performance Fee due in respect of any calendar year shall be paid to the Investment Manager until all net losses of the Account from any prior calendar year have been recouped.

                (b) From time to time, the Investment Manager may determine that certain assets in the Account lack a readily assessable market value and/or are intended to be longer term investments and should, therefore, be held until the resolution of a special event or circumstance. Such illiquid and/or longer term investments ("Segregated Investments") may be held in a "Segregated Sub-Account". Segregated Investments may, but are not expected to, comprise more than 25% of the net asset value of the Account. Whenever a Segregated Investment is realized or the Investment Manager determines, at its sole discretion, that such Segregated Investment should no longer be maintained in a Segregated Sub-Account, the Segregated Investment shall be transferred out

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of the  Segregated  Sub-Account  and  100% of the  unrealized  appreciation  or depreciation (if any) of such Segregated Investment will be applied to the Account for purposes of calculating the Performance Fee.

                (c) Any Performance Fee due the Investment Manager shall be paid within 30 days from December 31 of each calendar year.

                (d) Any Performance Fee due in respect of a period that is shorter than one year shall be calculated PRO rata based on the number of days in such period, assuming a 365-day year.

                (e) The Investment Manager shall have the right to amend, without the consent of the Investor, this Section 8 so that the Performance Fee therein provided conforms to any applicable requirements of the Securities and Exchange Commission (the "SEC") and other regulatory authorities; PROVIDED,
HOWEVER, that no such amendment shall increase the Performance Fee that otherwise would be charged to the Investor.

        9.      The   Investment   Manager  shall  have  full   discretion  and
authority, without obtaining any prior approval from the Investor, as the Investor's agent and attorney-in-fact, and at the Investor's expense:

                (a) to make all investment decisions in respect of the Account;

                (b) to invest the Account in Securities in accordance with the Investment Strategy;

                (c) to give instructions to the Custodians relating to investment decisions in respect of the Account;

                (d) to complete, execute and return documentation on behalf of the Investor relating to Securities to be bought or sold for the Investor pursuant to this Agreement including any proxy solicitation or related materials distributed by the issuer of any Security held in the Account; and

                (e) in furtherance of the foregoing, to do anything that the Investment Manager shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, the selection of such brokers, dealers and others as the Investment Manager shall determine.

        10. The Investment Manager is not authorized to take custody or possession of any cash or Securities constituting a part of the Account. The Investor shall appoint Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated or any of their now or hereafter existing affiliated entities as a custodian (each a "Custodian" and together the "Custodians") for the assets of the Account. All trades shall be executed in the name of "TCMG-MA, LLC" and deposited with the Custodians. The Investment Manager shall have no responsibility or liability with respect to the acts, omissions or other conduct of the Custodians.

        11. The Investor shall provide such certificates, limited powers of attorney or other documentation reasonably requested by the Custodians or any


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purchase and sale of  Securities  in  connection  with the  performance  of the
Investment Manager's duties hereunder.

        12. The Investor hereby irrevocably constitutes and appoints the Investment Manager as its agent and attorney-in-fact to, in its discretion, vote, tender, exercise or convert any Securities in the Account and to execute proxies, waivers, consents and other instruments with respect to the foregoing; and to endorse, transfer or deliver such Securities and to participate in or consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such Securities (collectively, the "Discretionary Acts"). The Investment Manager shall not incur any liability to the Investor by reason of any exercise of, or failure to exercise, discretion with respect to the Discretionary Acts. The Investment Manager will exercise its discretion with respect to the Discretionary Acts and take such action with respect to the Discretionary Acts as it determines in good faith to be in the best interest of the Investor. The Investor agrees to
(i) provide such documentation and (ii) take such necessary action, as may be requested by the Investment Manager, in order to facilitate the performance of the Discretionary Acts.

        13. (a) The Investment Manager hereby confirms that Messrs. Peltz and May and/or entities (other than the Investor) controlled by them have invested at least $75 million in aggregate in the U.S. Fund and the Parallel Vehicles.

                (b)     The Investor represents, warrants and agrees that:

                (i) The retention of the Investment Manager by the Investor as investment manager with respect to the investment of all assets held in the Account is authorized by the Limited Liability Company Agreement of the Investor.

                (ii)    The  execution,   delivery  and   performance  of  this
Agreement does not violate any obligation by which the Investor or its property is bound, whether arising by contract, operation of law or otherwise.

                (iii) This Agreement has been duly authorized by appropriate action and when executed and delivered will be a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity), and the Investor will deliver to the Investment Manager such evidence of such authority as the Investment Manager may reasonably require, whether by way of a certified resolution or otherwise.

                (iv) The Investor is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended, a "qualified purchaser" as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and a "qualified client" as defined in Rule 205-3 of the Investment Advisers Act of 1940, as amended.

                (v) The foregoing representations and warranties shall continue during the term of this Agreement, and if at any time during the term of this Agreement any event has occurred that would make any of the foregoing

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representations  and warranties  untrue or inaccurate in any material  respect, the Investor will promptly notify the Investment Manager of such event and inform the Investment Manager of the representations and warranties that are no longer true.

        14. (a) The Investor understands that the Investment Manager will perform investment advisory services for other investment vehicles and accounts, including the Other Accounts. Nothing in this Agreement shall be deemed to impose upon the Investment Manager any obligation to purchase or sell for the Account any Security that the Investment Manager, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the sole discretion of the Investment Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Account. Furthermore, the Investor acknowledges that the portfolios, as well as the performance, of the Account and the Other Accounts will differ as a result of differing capital flows (I.E., differences in the amount and timing of contributions and withdrawals) as well as because of different tax and regulatory considerations.

                (b) The Investor acknowledges that other clients of the Investment Manager and clients of the Investment Manager's affiliates, and affiliates, officers, directors, and employees of any of them may have an interest in a security whose purchase or sale is recommended or that is purchased, sold or otherwise traded by the Investment Manager on behalf of the Investor. Accordingly, the Investor agrees that the Investment Manager may engage in transactions on behalf of the Investor that may be inconsistent with transactions recommended to, or engaged in by the Investment Manager on behalf of other clients of the Investment Manager or clients of the Investment Manager's affiliates, or transactions engaged in by the affiliates, officers, directors or employees of any of them.

                (c) The Investor acknowledges and agrees that the Investment Manager may cause the Account, either alone or together with other members of a group (including the U.S. Fund, the Offshore Master Fund, the Non-ERISA Fund and any Parallel Vehicles), to acquire a "control" position in the Securities of a company in which the Account is invested, and may secure the appointment of persons selected by the Investment Manager or other members of the group to such company's management team or board of directors. In so doing, the Investor acknowledges and agrees that the Investment Manager may acquire fiduciary duties to such company and to the other shareholders of such company; and that these fiduciary duties may compel the Investment Manager to take actions that, while in the best interests of such company and/or its shareholders, may not be in the best interests of the Investor. Accordingly, the Investor acknowledges and agrees that the Investment Manager may have a conflict of interest between the fiduciary duties (if any) that it owes to such companies and their shareholders, on the one hand, and those that it owes to the Investor, on the other hand.

        15. The Investor agrees that the Investment Manager shall not be under any duty with regard to any assets, securities, funds or other property held by the Investor that are not part of the Account.

        16. Subject to the Investment Manager's right to comply with any demand or requirements of any legal, regulatory or taxing authority having jurisdiction over the Investment Manager, the Investment Manager shall treat as

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confidential  all information  pertaining to the Account and the Investor shall treat the advice of the Investment Manager and its other actions in respect thereof in the same manner.

        17. Until further written notice from the Investor to the Investment Manager, the individuals whose names and specimen signatures are designated to the Investment Manager in writing shall be the only persons authorized to direct the Investment Manager. Any such written notice must contain the names and specimen signatures of the individuals who are authorized to act on behalf of the Investor and must be signed by one of the persons previously designated to the Investment Manager as an authorized person. Any instructions from the Investor or any such authorized individuals shall be made in writing, or orally and confirmed in writing as soon as practicable thereafter. The Investment Manager shall be entitled to rely upon any notice, designation, instruction, direction, request or other communication given it hereunder (whether given in writing by letter, fax, email, order or other document, or orally by telephone or in person) without being required to determine the authenticity or correctness thereof, provided the Investment Manager believes such notice, designation, instruction, direction, request or other communication to be genuine or given by a person duly authorized.

        18. Instructions of the Investment Manager to the Investor shall be made in writing, or orally and confirmed in writing as soon as practicable thereafter. The Investment Manager shall instruct all brokers or dealers executing orders on behalf of the Account to forward to the Investor copies of all brokerage or dealer confirmations promptly in written or electronic form after execution of all transactions.

        19. The Investment Manager cannot and does not insure any increase in the value of the Account. Additionally, the Investor acknowledges that none of the Investment Manager, its affiliates, and any of their respective shareholders, members, partners, directors, officers and employees (each, an "Indemnified Party" and collectively, the "Indemnified Parties") shall be liable to the Investor for (i) any acts or omissions arising out of, related to or in connection with the Account or any entity in which it has an interest, any transaction or activity relating to the Account or any entity in which it has an interest, any investment or proposed investment made or held, or to be made or held by the Account, or this Agreement or any similar matter, unless such action or inaction was made in bad faith or constitutes fraud, willful misconduct or gross negligence or (ii) any act or omission of any broker or agent of any Indemnified Party, PROVIDED that the selection, engagement or retention of such broker or agent was not made by the Indemnified Party seeking exculpation in bad faith and does not constitute fraud, willful misconduct or gross negligence of the Indemnified Party seeking exculpation. Each of the Indemnified Parties may consult with counsel and accountants in respect of the Account's affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, PROVIDED that their selection of such counsel or accountants was not made in bad faith and does not constitute fraud, willful misconduct or gross negligence of the Indemnified Party seeking exculpation.

        20. The Investor acknowledges that to the fullest extent permitted by law, the Investor shall indemnify and hold harmless, solely from the Account's assets, each Indemnified Party from and against any loss, cost or expense suffered or sustained by an Indemnified Party by reason of (i) any acts, omissions or alleged acts or omissions arising out of or in connection with the Account, or any entity in which it has an interest, any investment or

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proposed investment made or held, or to be made or held by the Account, or this
Agreement or any similar matter (collectively, "Covered Acts"), including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim, PROVIDED that such acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based were not made in bad faith or did not constitute fraud, willful misconduct or gross negligence by the Indemnified Party seeking indemnification, or (ii) any acts or omissions, or alleged acts or omissions, of any broker or agent of any Indemnified Party (collectively, "Covered Broker Acts"), PROVIDED that the selection, engagement or retention of such broker was not made by the Indemnified Party seeking indemnification in bad faith and does not constitute fraud, willful misconduct or gross negligence of the Indemnified Party seeking indemnification. The Account shall advance to any Indemnified Party reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding that arises out of any Covered Act or any Covered Broker Act, whether or not the provisos of (i) or (ii) apply. In the event that such an advance is made by the Investor, the Indemnified Party shall agree to reimburse the Investor for such fees, costs and expenses to the extent that it shall be finally determined by non-appealable order of a court of competent jurisdiction that it was not entitled to indemnification. In no event shall the Investor have any liability under this Section 20 in excess of the assets in the Account.

        21. (a) The Investor understands that during the period commencing on the date hereof and ending on December 31, 2010 (the "Lock-up Period"), the Investor shall not withdraw any capital from the Account, except as expressly permitted by this Agreement. Subject to the provisions set forth below, upon the conclusion of the Lock-up Period, the Investor shall have the right, as of December 31 of any year (commencing with December 31, 2010) (each, a "Withdrawal Date"), upon written notice to the Investment Manager delivered at least 90 days prior to such Withdrawal Date, to withdraw from the account some or all of the capital in the Account as of the date of this Agreement. Subject to the provisions set forth below, after the 36-month anniversary of any additional contributions of capital to the Account, the Investor shall have the right, as of the next Withdrawal Date, upon written notice to the Investment Manager delivered at least 90 days prior to such Withdrawal Date, to withdraw some or all of such additional capital from the Account. Withdrawal requests will be irrevocable by the Investor upon receipt by the Investment Manager, but such irrevocability may be waived by the Investment Manager at its sole discretion.

                (b) (i) A "Triggering Withdrawal" means any direct or indirect withdrawal by an Affiliated Investor (as defined below), including the Investor, during the Waiver Period (other than a withdrawal of an incentive allocation from the U.S. Fund, the Offshore Master Fund or the Non-ERISA Fund) that would cause the aggregate amounts invested by the Affiliated Investors (including the value of their PRO RATA share in any segregated investment or sub-accounts) in the Funds, the Account and any Parallel Vehicles to be below an amount equal to the Affiliated Investment (as defined below) reduced by any losses thereon.

                (ii) A "Trigger Withdrawal Date" shall mean a day at the end of the fiscal quarter on which the Non-Affiliated Investors (as defined below) may be eligible to withdraw or redeem certain specified amounts from their investments in the Funds following a Triggering Withdrawal, as set forth in a written notice from the Investment Manager or its affiliates to the Non-Affiliated Investors.

                (iii) "Affiliate" shall mean, with respect to any Person, any Person controlling, controlled by or under common control with, such Person. "Person" shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

                (iv) "Affiliated Investors" shall mean the Principals, the general partner of the U.S. Fund and/or their respective Affiliates. "Non-Affiliated Investors" shall mean investors not affiliated with the Principals, the general partner of the U.S. Fund and/or their respective Affiliates.

                (v) "Affiliated Investment" shall mean aggregate investments by the Affiliated Investors in the U.S. Fund, the Offshore Master Fund, the Non-ERISA Fund, Account I, the Account and/or any Parallel Vehicles equal to the lesser of (x) 10% of the aggregate capital commitments of all Non-Affiliated Investors in the U.S. Fund, the Non-ERISA Fund and the Offshore Fund committed on the initial closing of such Funds, and (y) $200 million.

                (c) Payment of any withdrawal proceeds shall be made in cash (or in kind if the Investment Manager reasonably determines that cash payments are impractical) within 30 days of the withdrawal date; PROVIDED, however, that if the Investor elects to withdraw 90% or more of the net asset value of the Account (excluding for this purpose the Segregated Sub-Account), the Investor shall receive an amount equal to at least 90% of its estimated withdrawal proceeds (excluding its PRO RATA share in any Segregated Sub-Account and computed on the basis of unaudited data as of the withdrawal date) within 30 days after the withdrawal date and the balance of the withdrawal shall be paid (subject to audit adjustments) within 30 days after completion of the audit of the Account for the year in which such withdrawal occurs. No interest will be paid on any balance due after a withdrawal date. The Investor will retain its interest in any Segregated Sub-Account until there is a realization of the investment in such account or the Investment Manager determines that the investment should no longer be maintained in the Segregated Sub-Account. Upon such realization or determination, the investment or its proceeds will be distributed to the Investor (net of any accrued Performance Fees with respect to the Segregated Sub-Account) within 60 days of the end of the accounting period in which such event occurs.

                (d) In the event that the aggregate withdrawal requests (other than pursuant to Section 21(e)) made by the Investor and investors in the Other Accounts for any Withdrawal Date exceed 20% of the total net asset value of all such accounts as of such date (excluding the value of any segregated investments), the Investment Manager may, in its sole discretion,
(i) satisfy the Investor's withdrawal request or (ii) reduce the Investor's withdrawal request so that only 20% (such limitation, the "Gate") (or more, at the sole discretion of the Investment Manager) of the net asset value of the Account (excluding the value of any Segregated Investments) is withdrawn on such withdrawal date. A withdrawal request that is not satisfied in full as of the intended Withdrawal Date because of the foregoing restrictions will be fully satisfied at the immediately following Withdrawal Date (subject to the suspension provisions described in Section 21(g)). Until the Withdrawal Date as of which a withdrawal becomes effective, the Account will remain at risk.

Notwithstanding the foregoing, the Investment Manager agrees that it will not provide investors in Other Accounts with any relief from the "gate" restriction applicable to such investors unless the Investment Manager provides the same relief to the Account.

                (e) The Investor shall have the right to withdraw assets from the Account (without being subject to the Gate) if both Nelson Peltz and Peter W. May: (i) die; (ii) are unable, by reason of illness or injury, to perform their duties as officers of the Investment Manager for 90 consecutive days; or (iii) for any reason other than death, illness or injury, cease to perform their duties as officers of the Investment Manager. Upon the occurrence of such an event, the Investment Manager will promptly notify the Investor. During the 90-day period following notice of such an event (the "Suspension Period"), no withdrawals shall be made. Upon the receipt of at least 30 days' written notice prior to the end of the Suspension Period, the Investor may withdraw assets from the Account as of the last day of the first full month after the expiration of such Suspension Period (without being subject to the Gate). Upon exercise of such special withdrawal right, the Investor will be paid 90% of its estimated withdrawal request (determined as of the end of such calendar month), such amount to be paid promptly following the end of such calendar month. The balance of the Investor's withdrawal request will be paid (subject to audit adjustments) to the Investor within 30 days after completion of a special audit of the Account as of the end of such calendar month.

                (f) The Investment Manager may, in its sole discretion, require the Investor to withdraw all or any part of the assets from the Account at any time, for any reason or no reason, upon 5 days' prior written notice. The Investment Manager also may require the Investor to withdraw all of the assets from the Account immediately in the event that the Investment Manager, in its sole discretion, determines that any representations or warranties made by the Investor under Section 13(b) are no longer true.

                (g) The Investment Manager may suspend withdrawal rights, in whole or in part: (i) during any period when any stock exchange or over-the-counter market on which the Account's investments are quoted, traded or dealt in is closed, other than for ordinary holidays and weekends, or during periods in which dealings are restricted or suspended; (ii) during the existence of any state of affairs as a result of which, in the opinion of the Investment Manager, disposal of the Account's investments would not be reasonably practicable; (iii) during any breakdown in the means of communication normally employed in determining the price or value of the Account's assets or liabilities, or of current prices in any stock market as aforesaid, or when for any other reason the prices or values of any assets or liabilities of the Account cannot reasonably be promptly and accurately ascertained; (iv) during any period when the transfer of funds involved in the realization or acquisition of any investments cannot, in the opinion of the Investment Manager, be effected at normal rates of exchange; or (v) where such withdrawal would impede a pending tender offer, proxy contest, shareholder vote or other hostile action with respect to an issuer. Upon the determination by the Investment Manager that any of the above-mentioned conditions no longer applies, withdrawal rights shall be promptly reinstated, and any pending withdrawal requests shall be honored as of the end of the fiscal quarter following such determination.

                (h) The Investment Manager may waive notice requirements and require or permit withdrawals under such other circumstances as it approves.

                (i) Notwithstanding anything to the contrary herein, if, after giving effect to a withdrawal, the Investor would be completely withdrawn from the Account except for its interest in one or more Segregated Sub-Account(s), the Investment Manager may determine to reserve or hold back an amount deemed by the Investment Manager, in its reasonable discretion, sufficient to cover any Management Fees with respect to the Segregated Investment(s) relating to such Segregated Sub-Account(s), taking into account the expected period of time such Segregated Investment(s) will remain outstanding (the "management fee reserve"). The management fee reserve may be invested in U.S. Treasury bills, money market funds or any other investment deemed appropriate by the Investment Manager for the benefit of the Investor. Upon the realization of a Segregated Investment or the determination by the Investment Manager that an investment should no longer be maintained in a Segregated Sub-Account, the Investor's interest in the investment will be distributed to the Investor (net of a Performance Fee, if any, with respect to such Segregated Investment to be paid to the Investment Manager), together with the remainder, if any, of any management fee reserve (and any amount earned thereon) that is not designated by the Investment Manager to cover any Management Fee expected to be due with respect to any other Segregated Investment, within 60 days of the end of the accounting period in which such event occurs.

                In the event the management fee reserve is insufficient to pay for the Management Fees with respect to the Investor's interest in Segregated Investment(s), the Investment Manager may send an annual statement to the Investor providing for the payment of the Management Fees with respect to the Investor's interest in Segregated Investment(s) to the Investment Manager. The Management Fees will be due within 15 business days of receiving such notice. If the full amount of the Management Fees due and owing is not paid, the Investment Manager may, at its sole discretion, and in addition to any other rights it may have, reduce the amount of any subsequent withdrawal proceeds paid to the Investor by an amount equal to any unpaid Management Fees.

        22. The Investment Manager agrees that if any more favorable liquidity or fee terms than those provided to Investor are or have been given by any of the Funds to any investor (excluding officers, employees and affiliates of the Investment Manager, their family members, and entities formed by or for the benefit of one or more such persons) in the Funds, which investor together with its successors, affiliates, and any accounts or investment vehicles sponsored, managed, advised or sub-advised by such investor (and its affiliates and successors) has an aggregate investment in the Funds equal to or smaller than the aggregate amount in the Account (such investor, a "Relevant Investor"), then (i) the Investment Manager will promptly notify the Investor in writing of such more favorable liquidity or fee terms (without disclosing the identity of the Relevant Investor), and (ii) the more favorable liquidity or fee terms shall be effective retroactively with respect to the Investor to the date on which such terms were granted to the Relevant Investor. Notwithstanding anything herein to the contrary, the rights in favor of the Investor pursuant to this Section 22 are conditioned upon and shall be applicable only to the extent that the Investor has invested and retained an aggregate investment of not less than $50 million in the Account.

        23. The Investment Manager agrees to provide the Investor monthly position and activity reports in sufficient detail to allow the Investor and/or its affiliates to record, value and confirm the activity that took place within the Account during the prior month in the financial statements of the Investor and/or its affiliates. The Investment Manager agrees to (i) establish and implement all accounting, financial reporting and bookkeeping policies and procedures and prepare and deliver to the Investor and/or its affiliates all tax, accounting, financial and other information, in such form and manner and at such times as the Investor and/or its affiliates may request, to enable the Investor and/or its affiliates to satisfy their tax, accounting, financial reporting, bookkeeping and other obligations under applicable laws, rules and regulations (including those under accounting principles generally accepted in the United States of America, and those of the SEC, any stock exchange or other self-regulatory organization) and its obligations under the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) use all reasonable efforts to provide to the Investor, its affiliates and/or their respective agents or representatives (including auditors) such other information and appropriate access to the personnel and records of the Investment Manager and the personnel and records of the counterparties to derivative transactions at such times (including on a monthly basis) as may be reasonably requested by the Investor and/or its affiliates in order to permit the Investor and/or its affiliates to satisfy any other reporting obligations under applicable law or regulations.

        24. The Investor agrees that it will bear all expenses relating to the Account including, but not limited to, expenses relating to the cost of purchasing investments (e.g., brokerage commissions and trading costs), the Management Fee, financing fees, prime brokerage fees, filing fees, registration fees and similar fees, audit and tax return preparation fees, fees in respect of consulting, custodial, accounting, investment banking, appraisal and financial advisory services provided by third parties not affiliated with the Investment Manager relating to investments or prospective investments, due diligence expenses and fees relating to investments or prospective investments, conduct of proxy contests and tender offers, litigation expenses and legal expenses (including the cost of in-house counsel of the Investment Manager and its affiliates in amounts not to exceed those that would be payable to outside counsel engaged to perform such services as reasonably determined by the Investment Manager in good faith) incurred in connection with the making or administration of investments (to the extent not borne by companies in which the Account has an investment and regardless of whether consummated), liability insurance covering the Investment Manager and its respective affiliates, members, directors, officers, employees and agents, and extraordinary expenses and other similar expenses related to the Account as the Investment Manager determines in its sole discretion. The Investment Manager will allocate the foregoing expenses (except for the Management Fee) amongst the Account and the Other Accounts in an equitable manner and on a timely basis sufficient to allow the Investor to meet its financial reporting requirements; PROVIDED, that the Investment Manager may, in its discretion, specially allocate expenses to the Account to reflect its interest in a Segregated Sub-Account, such allocation to be in proportion to the Account's participating percentage in such Segregated Sub-Account.

        25. (a) The Investment Manager shall regard as confidential all information concerning the businesses and affairs of the Investor and, except to the extent required by law or regulation, shall not disclose such information to anyone outside of the Investment Manager without the prior written consent of the Investor; PROVIDED, HOWEVER, that the Investment Manager may include the name of the Investor in a representative client list.

                (b) The Investor acknowledges that it will receive or have access to confidential proprietary information concerning the Investment

Manager, including, without limitation, this Agreement, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like, which is proprietary in nature and non-public. The Investor agrees that it shall not disclose or cause to be disclosed any such confidential information to any person or use any such confidential information for its own purposes or its own other accounts, except in connection with its investment in the Account (including for federal securities, tax, accounting or other reporting purposes) and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding the foregoing, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood that "tax treatment" and "tax structure" do not include the information identifying the transactions described herein.

        26. (a) This Agreement will have an initial term ending at the conclusion of the Lock-up Period, and thereafter shall be automatically renewed on a one-year rolling basis unless the Investor gives the Investment Manager 90 days written notice prior to the conclusion of the Lock-up Period or any one-year period thereafter. The Investment Manager may terminate the Agreement at any time, upon 90 days' prior written notice to the Investor.

                (b) The Investor may terminate this Agreement at any time when it has withdrawn, in accordance with this Agreement, all of the assets from the Account.

        27. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, return receipt requested, as follows:

                to the Investment Manager at:

                Trian Fund Management, L.P.
                280 Park Avenue, 41st Floor
                New York, New York  10017
                Attn:  General Counsel

                and to the Investor at:

                TCMG-MA, LLC
                280 Park Avenue, 41st Floor
                New York, New York  10017
                Attn:  General Counsel


        28. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        29. This Agreement shall be binding upon and inure to the benefit of the Investor, the Investment Manager, and with respect to Sections 19 and 20 each Indemnified Party, and their respective successors and permitted assigns. Any person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person's express written consent. Except as provided for pursuant to the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer any rights or benefits upon any other person or entity than the parties hereto. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement.

        30. Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly performed, and to transactions wholly consummated, within that State.

        31. Each party hereto hereby consents to submit to the jurisdiction of the courts of the State of New York and of the United States of America located in the City of New York, for any action, suit or proceeding arising out of or relating to this Agreement. Each party further waives any objection to the laying of venue of any such action, suit or proceeding in such courts, and further agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

        32. The provisions of Sections 19, 20, 23, 27, 29, 30 and 31 hereof shall survive the termination of this Agreement.

        33. Except as provided herein, this Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements (including the Original Agreement), negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

        34. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Agreed to and accepted as of the        TCMG-MA, LLC
30th day of April, 2007
                                        By: /s/ Francis T. McCarron
                                            -----------------------------
                                            Name:  Francis T. McCarron
                                            Title: Executive Vice President
                                                   and Chief Financial Officer



                                        TRIAN FUND MANAGEMENT, L.P.

                                        By: Trian Fund Management GP, LLC,
                                            its General Partner


                                            By: /s/ Peter W. May
                                                --------------------------
                                                 Name: Peter W. May
                                                 Title: Member